TERMINATION & RELEASE AGREEMENT
                         -------------------------------

THIS TERMINATION AGREEMENT dated as of the date of execution set out below;

BETWEEN:

          ARCHANGEL DIAMOND CORPORATION, a Corporation continued under the laws of the Yukon Territories, Canada;

                                                                   ("Archangel")

 AND:

          GARY E. DAVIS, of the City of Littleton in the State of Colorado, U.S.A.;

                                                                       ("Davis")

 WITNESSES THAT WHEREAS:

A. Archangel and Davis have entered into a an executive employment agreement dated January 1, 1998 (the "Employment Agreement");

B.   Archangel and Davis wish to terminate the Employment Agreement;

NOW THEREFORE in consideration of the premises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of them, the parties hereto agree as follows:

1. Archangel and Davis acknowledge, confirm and agree that as of the date of this Termination Agreement, the Employment Agreement is hereby terminated and of no further force or effect and both parties hereby waive any prior or existing breach thereunder as of the date hereof.

2. DAVIS DOES HEREBY REMISE, RELEASE AND FOREVER DISCHARGE Archangel including its respective directors, officers, employees, servants, agents, predecessors, successors and assigns, and each of them (individually a "Releasee" and collectively the "Releasees") of and from any and all actions, causes of action, claims, demands, damages, interest, costs, expenses and compensation of whatsoever kind and howsoever arising, whether known or unknown (collectively, a "Claim"), and which Davis now has or at any time hereafter can, shall or may have, in any way resulting or arising from any cause, matter or thing whatsoever existing up to the present time with respect to the Releasees, and in particular, but without restricting the generality of the foregoing, of and from or in connection with any business, directorship or employment arrangement between or among Davis or his affiliates and any or all of the Releasees and any remuneration obligation or settlement related thereto, SAVE AND EXCEPT for:

     (a) any salary payable to Davis pursuant to the Employment Agreement as of the date of this Termination Agreement;

     (b) any deferred salary or bonus obligations owed to Davis by Archangel as of the date of this Termination Agreement;

     (c) any outstanding stock options or other rights to purchase granted or issued to Davis in any capacity by Archangel up to the date of this Termination Agreement;

     (d) any claim or right of indemnity from Archangel for the benefit of Davis in accordance with Yukon corporate law in connection to any Claim made against Davis in his capacity as an employee or officer of Archangel; and

     (e)  the rights and obligations set out in this Agreement .

3. Davis hereby acknowledges and agrees that any and all rights of first refusal and powers of attorney granted to Davis by Archangel are cancelled, terminated or revoked, as the case may be, and of no further force and effect.

4. Davis acknowledges and agrees that:

     (a) neither Davis nor his affiliates shall make any claim or take any proceedings against any other person or corporation who might claim contribution or indemnity from the Releasees or any of their officers, employees, servants, agents, predecessors, successors or assigns;

     (b) the Release herein is intended to be a general Release in respect of any claim or potential claim, known or unknown, that Davis may have against any of the Releasees;

     (c) he has had the opportunity to seek independent legal advice with respect to the terms of settlement as set forth herein as well as the effect of the Release herein and he fully understands the contents and the effect thereof;, and

     (d) he has read this Termination Agreement and hereby confirms that this Agreement contains the entire agreement between the parties hereto and the ten-ns of the Release herein are contractual, and not merely recital.

5. This Termination Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, forms, conditions, undertakings or collateral agreements, express implied or statutory between the parties other than as expressly set forth in this Termination Agreement.

6. This Termination Agreement shall enure to the benefit of and be binding upon the heirs, executors, administrators and legal personal representatives of the parties to this Termination Agreement.

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

7. This Termination Agreement is governed by and interpreted in accordance with the laws from time to time in force in Ontario and the laws of Canada applicable herein.

IN WITNESS WHEREOF the parties, intending to be bound, have executed this Termination Agreement this 19th day of December, 2002.

ARCHANGEL DIAMOND CORPORATION
By:


/s/ Michael J.M. Farmiloe
-------------------------------------------------------
(Authorized Signatory)

Michael J.M. Farmiloe
-------------------------------------------------------
Print Name, Title

SIGNED, SEALED AND DELIVERED        )
by GARY E. DAVIS in                 )
the presence of:                    )
                                    )
/s/ Christopher Bent                )    /s/ Gary E. Davis      (Seal)
---------------------------------   )   -------------------------------
Witness                             )   GARY E. DAVIS
                                    )
Christopher Bent                    )
-----------------                   )
Print Name                          )